               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                SIRIUS SALELLITE RADIO INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[LOGO OF SIRIUS SATELLITE RADIO]




                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT






                           Tuesday, November 20, 2001
                                  at 1:30 p.m.
                                       at
                            THE McGRAW HILL BUILDING
                          1221 AVENUE OF THE AMERICAS
                               NEW YORK, NEW YORK

[LOGO OF SIRIUS SATELLITE RADIO]


                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 2001

                              -------------------

    You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Tuesday, November 20, 2001, at 1:30 p.m. at The McGraw-Hill Building, in the Auditorium, 2nd Floor, 1221 Avenue of the Americas, New York, New York. The Annual Meeting is being held for the following purposes:

        1. To elect six directors.

        2. To ratify the appointment of Arthur Andersen LLP as our independent accountants for the fiscal year ending December 31, 2001.

        3. To transact any other business that may properly come before the meeting.

    These items are described in this Proxy Statement.

    Only stockholders of record at the close of business on September 21, 2001 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our offices at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

IF YOU PLAN TO ATTEND

    PLEASE NOTE THAT SPACE LIMITATIONS MAKE IT NECESSARY TO LIMIT ATTENDANCE TO STOCKHOLDERS. ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. STOCKHOLDERS HOLDING STOCK IN BROKERAGE ACCOUNTS ('STREET NAME' HOLDERS) WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE TO ENTER THE MEETING. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC EQUIPMENT WILL NOT BE PERMITTED IN THE MEETING.

    YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO SIGN AND RETURN YOUR PROXY CARD BEFORE THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING, EVEN IF YOU CANNOT ATTEND.

    This Proxy Statement and our 2000 Annual Report to Stockholders are being distributed on or about October 19, 2001.

                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY
                                          PATRICK L. DONNELLY
                                          Senior Vice President,
                                          General Counsel and Secretary

New York, New York
October 19, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................     1
Item 1 -- Election of Directors.............................     4
    Nominees for the Board of Directors.....................     4
Board Governance and Operations.............................     5
    Meetings of the Board of Directors......................     5
    Committees of the Board of Directors....................     5
    Report of Compensation Committee........................     6
    Performance Graph.......................................     8
    Directors' Compensation.................................     9
    Compensation Committee Interlocks and Insider
     Participation..........................................     9
Executive Compensation......................................     9
    Summary Compensation Table..............................     9
    Option Grants in Last Fiscal Year.......................    10
    Employment Agreements...................................    10
Information about Our Common Stock Ownership................    13
    Voting Trust Agreement..................................    15
Item 2 -- Ratification of Independent Accountants...........    15
    Report of Audit Committee...............................    16
    Arthur Andersen LLP Fees................................    16
Other Matters...............................................    16
Appendix A -- Charter of the Audit Committee of the Board of
  Directors.................................................   A-1

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

    1. The election of six directors to our board of directors (Leon D. Black, Lawrence F. Gilberti, James P. Holden, David Margolese, Peter G. Peterson and Joseph V. Vittoria).

    2. To ratify the appointment of Arthur Andersen LLP as our independent accountants for the current fiscal year.

--------------------------------------------------------------------------------

HOW DO I VOTE?

   If your shares are held in 'street name', through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

   STOCKHOLDERS OF RECORD can vote as follows:

   By Mail: Stockholders should sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

   At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

--------------------------------------------------------------------------------

WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO THEY HAVE?

   Holders of our common stock, 9.2% Series A Junior Cumulative Convertible Preferred Stock, 9.2% Series B Junior Cumulative Convertible Preferred Stock and 9.2% Series D Junior Cumulative Convertible Preferred Stock as of the close of business on September 21, 2001 (the 'Record Date') are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote. Each share of our Series A Junior Preferred Stock and Series B Junior Preferred Stock is entitled to three and one-third votes. Each share of our Series D Junior Preferred Stock is entitled to 2.9412 votes. As of the Record Date, the number of shares outstanding were as follows: 54,094,212 shares of common stock; 1,595,707 shares of Series A Junior Preferred Stock; 715,703 shares of Series B Junior Preferred Stock; and 2,145,688 shares of Series D Junior Preferred Stock.

--------------------------------------------------------------------------------

WHAT IS A PROXY?

   A proxy is a person you appoint to vote on your behalf. We are soliciting proxies so that all shares of our common stock, Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series D Junior Preferred Stock may be voted at the Annual Meeting.

--------------------------------------------------------------------------------

WHO AM I DESIGNATING AS MY PROXY?

   You will be designating Patrick L. Donnelly, our Senior Vice President, General Counsel and Secretary, and Edward Weber, Jr., our Vice President and Controller, as your proxies.

--------------------------------------------------------------------------------

HOW WILL MY PROXY VOTE MY SHARES?

   Your proxy will vote according to your instructions. If you complete your proxy instructions but do not indicate your vote on some or all of the business matters, your proxy will vote 'FOR' these items. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of the board of directors.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

   Yes. You may change your vote at any time before your shares are voted at the Annual Meeting by:

    Notifying our Corporate Secretary, Patrick L. Donnelly, in writing at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy;

    Executing and delivering a later dated proxy card; or

    Voting in person at the Annual Meeting.

    However, if you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may revoke your proxy instructions only by informing the custodian in accordance with any procedures it has established.
--------------------------------------------------------------------------------

WHAT IS A QUORUM OF STOCKHOLDERS?

   Shares representing the majority of votes, present or represented by proxy, constitute a quorum. If you vote, your shares will be considered part of the quorum.
--------------------------------------------------------------------------------

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

   Assuming a quorum of stockholders is present at the Annual Meeting, the affirmative vote of a plurality of all votes cast is required to elect each director and the affirmative vote of a majority of all votes cast is needed to approve the appointment of Arthur Andersen LLP as our independent accountants.
--------------------------------------------------------------------------------

HOW DO YOU COUNT SHARES THAT AREN'T VOTED FOR THE NOMINEES FOR DIRECTOR, OR ABSTAIN ON ANY MATTER?

   With respect to the election of directors, votes withheld will be treated as shares present for purposes of determining a quorum. Directors are elected by a plurality vote, so the six persons receiving the greatest number of votes will be elected and withheld votes will not affect the outcome of the election.

   With respect to the approval of Arthur Andersen LLP, or any other matter properly brought before the meeting, abstentions will be treated as shares present for purposes of determining a quorum. Because a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters, abstentions will have the same effect as a vote against approval.
--------------------------------------------------------------------------------

HOW DO YOU COUNT SHARES THAT ARE HELD BY BROKERS BUT NOT VOTED?

   Valid proxies submitted by a broker or its nominee that are not voted on a matter or that are marked 'abstain' will be counted for purposes of determining a quorum at the Annual Meeting, but will not be considered as having voted on that matter.
--------------------------------------------------------------------------------

WHO WILL COUNT THE VOTES?

   A representative of The Bank of New York, our transfer agent, will tabulate the votes and act as inspector of election.
--------------------------------------------------------------------------------

HOW DO I ATTEND THE ANNUAL MEETING?

   If you are a registered stockholder, an admission ticket is enclosed with your proxy card. If you wish to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

   If your shares are held in the name of a bank, broker or other holder of record and you wish to attend the Annual Meeting, you need to bring a copy of a bank or brokerage statement to the Annual Meeting reflecting your stock ownership as of the Record Date.

WHO IS SOLICITING MY PROXY AND WHO PAYS THE COST?

   Sirius is soliciting your proxy. The cost of soliciting proxies will be borne by Sirius, which has engaged Georgeson Shareholder Communications Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay Georgeson $5,000 plus their reasonable out-of-pocket expenses. Sirius will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Directors, officers and regular employees of Sirius may solicit proxies on our behalf by telephone or in writing.

--------------------------------------------------------------------------------

WHEN ARE THE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

   To be eligible for inclusion in our proxy statement and form of proxy for next year's annual meeting, stockholder proposals must be submitted in writing by the close of business on June 12, 2002 to Patrick L. Donnelly, Senior Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 36th Floor, 1221 Avenue of the Americas, New York, New York 10020.

   If any proposal that is not submitted for inclusion in next year's proxy (as described in the preceding paragraph) is instead sought to be presented directly at next year's annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on June 12, 2002 and advise stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on June 12, 2002. Notices of intention to present proposals at next year's annual meeting should be addressed to Patrick L. Donnelly, Senior Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

                        ITEM 1 -- ELECTION OF DIRECTORS

    Six directors will be elected at this year's Annual Meeting. Directors serve until the next annual meeting of stockholders or until the director is succeeded by another qualified director who has been elected. Each of the nominated directors has agreed to serve if elected. However, if for some reason one of them is unable to accept nomination or election, proxies will be voted for the election of a nominee designated by the board of directors. Biographical information for each of the nominees is presented below.

                      NOMINEES FOR THE BOARD OF DIRECTORS

    DAVID MARGOLESE, age 44, has served as Chairman of the Board of Sirius since August 1993, and as a director since August 1991. From August 1993 to
October 16, 2001, Mr. Margolese also served as Chief Executive Officer of Sirius. Prior to his involvement with Sirius, Mr. Margolese proposed and co-founded Cantel Inc., Canada's national cellular telephone carrier, which was acquired by Rogers Communications Inc. in 1989, and Canadian Telecom Inc., Canada's national paging company, serving as that company's president until its sale in 1987.

    LEON D. BLACK, age 50, has been a director of Sirius since June 2001. Mr. Black is one of the founding principals of Apollo Advisors, L.P. and Lion Advisors, L.P., which manage investment capital on behalf of institutions. He is also the founder of Apollo Real Estate Advisors, L.P. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as Managing Director, head of the Mergers & Acquisitions Group and co-head of the Corporate Department. Mr. Black is a director of Samsonite Corporation, Vail Resorts, Inc., Sequa Corporation, United Rentals, Inc., Allied Waste Industries, Inc., AMC Entertainment Inc. and Wyndham International, Inc. Mr. Black is a trustee of The Museum of Modern Art, Mt. Sinai Hospital, The Metropolitan Museum, Lincoln Center for The Performing Arts, Prep for Prep, The Jewish Museum, the Cardozo School of Law, The Asia Society, Spence School and the Vail Valley Foundation.

    LAWRENCE F. GILBERTI, age 50, has been a director of Sirius since September 1993 and served as our Secretary from November 1992 until May 1998. Since December 1992, he has been the Secretary and sole director, and from December 1992 to September 1994 was the President of Satellite CD Radio, Inc., our subsidiary which holds our FCC license. Since June 2000, Mr. Gilberti has been a partner in the law firm of Reed Smith LLP; from May 1998 through May 2000, he was of counsel to that firm. From August 1994 to May 1998, Mr. Gilberti was a partner in the law firm of Fischbein Badillo Wagner & Harding. Mr. Gilberti has provided legal services to Sirius since 1992.

    JAMES P. HOLDEN, age 50, has been a director of Sirius since August 2001. From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, a subsidiary of DaimlerChrysler AG, one of the world's largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within DaimlerChrysler Corporation during his 19-year career at the company.

    PETER G. PETERSON, age 75, has been a director of Sirius since June 2001. Mr. Peterson has been chairman of The Blackstone Group L.P., an investment bank, since 1985. Prior to his involvement with Blackstone, Mr. Peterson served as chairman and chief executive officer of Lehman Brothers, Kuhn, Loeb, Inc., the investment bank, for eleven years. He was Secretary of Commerce in 1972 and 1973 after serving as Assistant to the President for International Economic Affairs and Executive Director of the Council on Economic Policy in 1971 and 1972. Prior to his government service, Mr. Peterson was with Bell & Howell Company for thirteen years, beginning as an executive vice president and director and later as chief executive officer. Mr. Peterson is a director of Sony Corp. He is chairman of the board of The Federal Reserve Bank of New York, the Council on Foreign Relations and Institute for International Economics, founding president of The Concord Coalition and a trustee of the Committee for Economic Development, the National Bureau of Economic Research and The Museum of Modern Art. Mr. Peterson has been a director of 3M, RCA, General Foods, Federated Department Stores, Continental Group, Black & Decker and Cities Services.

    JOSEPH V. VITTORIA, age 66, has been a director of Sirius since April 1998. From 1997 until February 2000, Mr. Vittoria was Chairman and Chief Executive Officer of Travel Services International, Inc., a travel services distributor. Mr. Vittoria has served as a member of the Board of Overseers of Columbia Business School since 1988. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis Inc., one of the world's largest rental car companies. Mr. Vittoria is a director of ResortQuest International, Inc. and is Chairman of Transmedia Asia Pacific, Inc. and Puradyn Filter Technologies, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' EACH OF THE NOMINEES.

                        BOARD GOVERNANCE AND OPERATIONS

    The business and affairs of Sirius are managed by or under the direction of your board of directors. The board includes a majority of non-employee directors.

    Your board reaffirms its management accountability to stockholders through the annual election process. All directors stand for election annually.

    Your board reviews and ratifies senior management selection and compensation, monitors overall corporate performance and ensures the integrity of our financial controls. The board also oversees our strategic and business planning processes.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 2000, there were five meetings of the board, and the board took action four times by written consent in lieu of meetings. Each director attended more than 75% of the total number of meetings of the board and meetings held by all committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    The board of directors maintains two standing committees, an Audit Committee and a Compensation Committee. The board of directors does not maintain a Nominating Committee. The following table shows the present members of each committee, the number of committee meetings held during 2000 and the functions performed by each committee:


          COMMITTEE                                    FUNCTIONS
------------------------------------------------------------------------------------
AUDIT                          Recommends to the board the selection of independent
Meetings: Two                   accountants

Members:                       Reviews reports of independent accountants

Lawrence F. Gilberti           Reviews and approves the scope and cost of all services
James P. Holden                 (including non-audit services) provided by the firm
Joseph V. Vittoria*             selected to conduct the audit

                               Monitors the effectiveness of the audit process

                               Reviews adequacy of financial and operating controls

                               Monitors corporate compliance program
---------------------------------------------------------------------------------------
COMPENSATION                   Reviews and approves salaries and other compensation
Meetings: Four                  matters for executive officers

Members:                       Administers stock option program, including grants of
                                options to executive officers under our stock option plans
Lawrence F. Gilberti*
Peter G. Peterson
Joseph V. Vittoria

* Chairperson

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of our board of directors (the 'Committee') is comprised solely of directors who are not current or former employees. The Committee is responsible for overseeing and administering our executive compensation programs. The Committee also reviews, monitors and approves executive compensation, establishes compensation guidelines for our officers, reviews projected personnel needs and administers our long-term stock incentive plan.

COMPENSATION PHILOSOPHY

    Our compensation program for executive officers consists of three key elements:

     a base salary;

     an annual bonus; and

     grants of stock options.

    The Committee believes that this three-part approach best serves the interests of our stockholders. It enables us to meet the requirements of the competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is 'at risk' -- namely, the annual bonus and the value of stock options. The annual bonus is intended to be based, in significant part, on individual performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by stockholders.

BASE SALARIES

    The base salaries paid to each of our executive officers during 2000 were paid pursuant to the written employment agreements described below, under the heading 'Employment Agreements'. Changes in base salaries for our executive officers, other than our Chief Executive Officer, are based upon recommendations by our Chief Executive Officer, taking into account such factors as competitive salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer's service. Neither the Committee nor the Chief Executive Officer assigned any relative weight to the various factors they considered or set predetermined performance targets for purposes of these base salary determinations. During 2000, Mr. Margolese reviewed all such salary recommendations with the Committee, and all such recommendations were subject to approval or disapproval by the Committee. At the recommendation of Mr. Margolese, the Committee approved a base salary increase for Mr. Capobianco in March 2000 from $250,000 to $275,000 and approved a base salary increase in December 2000 for Mr. Donnelly from $290,000 to $325,000. Mr. Capobianco's and Mr. Donnelly's base salaries were last increased in June 1999.

    Except as to the compensation reflected in the Employment Agreement entered into by us and David Margolese as of January 1, 1999, we have not sought to position executive compensation within any particular range as compared to any stated peer group.

ANNUAL BONUS

    In December 2000, the Committee awarded a cash bonus to Mr. Margolese of $500,000, a cash bonus to Mr. Briskman of $310,000, a cash bonus to Mr. Capobianco of $275,000, a cash bonus to Dr. Davidov of $162,500 and a cash bonus to Mr. Donnelly of $323,000. The Committee awarded these bonuses after reviewing the progress achieved during 2000 in completing our business plan, including the successful launch of our satellite constellation, our progress in completing our terrestrial repeater network and radio development effort and the performance of our common stock during the year relative to other high-tech companies.

STOCK OPTIONS

    We provide long-term incentives through stock options granted to our executive officers under our long-term stock incentive plan. The Committee believes that the potential for stock ownership by executives and other employees is the most effective method by which the interests of management may be aligned with those of our stockholders. The options granted typically vest over time, have a term of ten years and an exercise price equal to the fair market value of our common stock on the grant date.

    In January 2000, the Committee awarded Mr. Donnelly 25,000 stock options. In December 2000, the Committee awarded Mr. Briskman 50,000 stock options, Mr. Capobianco 50,000 stock options, Mr. Donnelly 50,000 stock options and Dr. Davidov 50,000 stock options. These options have a ten year term and an exercise price of $7.50. The number of options granted by the Committee to each executive officer was based upon such criteria as anticipated achievement, responsibilities, performance, experience and future potential, as well as an awareness of the financial incentives required to retain the quality of executive management essential to the attainment of our strategic and financial objectives.

    The Committee has authorized executive management to grant stock options to employees below the executive officer level on an annual basis according to guidelines intended to be competitive with comparable companies and to reward individual achievement appropriately. Our executive officers do not receive annual stock option grants under this program.

COMPENSATION OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    In 1998, the Committee negotiated, and we entered into, an employment agreement with Mr. Margolese, our Chairman and Chief Executive Officer, effective as of January 1, 1999. The Committee engaged an independent compensation consultant to assist it in the process of determining appropriate compensation for Mr. Margolese. This consultant identified for the Committee peer companies within the telecommunications and technologies industries whose CEO compensation arrangements served as comparative compensation standards against which the Committee measured the compensation package (comprised of annual base salary and stock options) agreed to with Mr. Margolese. Mr. Margolese's base salary structure under this agreement included annual increases of $50,000 per year, with a base salary of $500,000 in 2000, over the five-year term of the agreement. This stepped program of annual base salary increases fell within the median parameter of the peer group data provided by the consultant. The stock option grants included within this compensation package reflected the upper end of the survey data for the peer companies. After due consideration of this data, Mr. Margolese's performance in achieving our objectives and the level of his management responsibilities, the Committee concluded that the stock options granted to Mr. Margolese under this agreement constituted an appropriate package. Mr. Margolese and Sirius terminated this employment agreement on October 16, 2001.

POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our four other highest paid executive officers, except that compensation constituting performance-based compensation, as defined by the Internal Revenue Code, is not subject to the $1 million limit. The Committee generally intends to grant awards under our long-term stock incentive plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Committee expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of our compensation program. However, the Committee reserves the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the Committee believes such action to be in our best interest. The Committee believes that the payment to Mr. Margolese described below under 'Employment Agreements -- Mr. Margolese' relating to his resignation as Chief Executive Officer will qualify as a tax-deductible expense under
Section 162(m).

SUMMARY

    The Committee believes that our compensation programs are well structured to encourage attainment of objectives and foster a stockholder perspective in management through the potential for employee stock ownership. The Committee believes, further, that the bonuses granted and stock option awards made in 2000 were competitive, appropriate and in our stockholders' long-term interests.

                                          Compensation Committee

                                          LAWRENCE F. GILBERTI
                                          PETER G. PETERSON
                                          JOSEPH V. VITTORIA

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative performance of our common stock with the Standard & Poor's Composite-500 Stock Index (the 'S&P 500') and the Nasdaq Telecommunications Index from December 31, 1995 to
December 31, 2000. The graph assumes that $100 was invested on December 31, 1995 in each of our common stock, the S&P 500 and the Nasdaq Telecommunications Index and that all dividends were reinvested.


                           CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1995
                           WITH DIVIDENDS REINVESTED



                             [PERFORMANCE GRAPH]



                           TOTAL SHAREHOLDER RETURNS


                                                                                  NASDAQ
DATE                                                 SIRIUS   S&P 500   TELECOMMUNICATIONS INDEX(1)
----                                                 ------   -------   ---------------------------
December 31, 1995..................................  $  100    $100                $100
December 31, 1996..................................  $   93    $123                $102
December 31, 1997..................................  $  382    $164                $149
December 31, 1998..................................  $  772    $211                $247
December 31, 1999..................................  $1,003    $255                $438
December 31, 2000..................................  $  675    $232                $188

---------

(1) The Nasdaq Telecommunications Index is a capitalization weighted index designed to measure the performance of all Nasdaq-traded stocks in the telecommunications sector, including satellite technology.

DIRECTORS' COMPENSATION

    During 2000, Mr. Margolese received no additional compensation for serving on the board of directors.

    Mr. Vittoria received an option to purchase up to 40,000 shares of our common stock upon becoming a director. Mr. Holden received an option to purchase up to 30,000 shares of common stock upon becoming a director. Each non-employee director is entitled to receive options to purchase 10,000 shares of common stock on the business day following our annual meeting of stockholders. The exercise price for such options is the fair market value of our common stock on the date of grant. Non-employee directors are also reimbursed for reasonable travel expenses incurred in attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Gilberti, a director, is a partner in the law firm of Reed Smith LLP and has provided legal services to us since 1992.

                             EXECUTIVE COMPENSATION

    The table below shows the compensation for the last three years for our Chairman and Chief Executive Officer and the four next highest paid executive officers at the end of 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM COMPENSATION
                                                                                                -------------------------
                                                                                                   NUMBER OF
                                                      ANNUAL COMPENSATION            RESTRICTED    SECURITIES
                                                --------------------------------       STOCK       UNDERLYING    ALL OTHER
                                                SALARY     BONUS       OTHER ANNUAL    AWARDS       OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     ($)       ($)        COMPENSATION     ($)           (#)          ($)(1)
---------------------------              ----     ---       ---        ------------     ---           ---          ------
David Margolese (2) ...................  2000   500,000   500,000(3)        --          --            --           10,500
 Chairman of the Board and               1999   450,000     --              --          --         2,500,000       10,000
 Chief Executive Officer                 1998   400,000     --              --          --            --           10,000

Robert D. Briskman (4) ................  2000   310,000   310,000(3)     398,512(8)     --            50,000       10,500
 Executive Vice President,               1999   280,000    40,000(5)        --          --           150,000       10,000
 Engineering                             1998   260,000    25,000(5)        --          --            57,500       10,000

Joseph S. Capobianco ..................  2000   269,135   275,000(3)        --          --            50,000       10,500
 Senior Vice President,                  1999   241,667     --              --          --           100,000       10,000
 Content                                 1998   218,125     --              --          --            25,000        9,200

Dr. Mircho Davidov (6) ................  2000   216,667   312,500           --       1,245,000(9)    300,000       --
 Senior Vice President,                  1999     --        --              --          --            --           --
 Engineering                             1998     --        --              --          --            --           --

Patrick L. Donnelly (7) ...............  2000   310,417   323,000(3)        --          --            75,000       10,500
 Senior Vice President,                  1999   277,500     --              --          --           215,000       10,000
 General Counsel and Secretary           1998   162,500     --              --          --           110,000       --

---------

(1) Represents matching contributions by us under our 401(k) Savings Plan. These amounts were paid in the form of common stock.

(2) Mr. Margolese resigned as Chief Executive Officer on October 16, 2001. Mr. Margolese remains a director and Chairman of the board of directors.

(3) In February 2000, we also paid Mr. Margolese a bonus of $500,000, Mr. Briskman a bonus of $100,000, Mr. Capobianco a bonus of $150,000 and Mr. Donnelly a bonus of $290,000. Each of these bonuses was awarded by our board of directors in recognition of the executive's efforts in securing our alliances with DaimlerChrysler and BMW.

(4) Mr. Briskman retired as Executive Vice President, Engineering, and a director in March 2001.

(5) Amount represents bonus award for obtaining patents.

(6) Dr. Davidov became an executive officer in April 2000.

(7) Mr. Donnelly became an executive officer in May 1998.

(8) Represents amount realized by Mr. Briskman in connection with his exercise of incentive stock options.

(9) Represents an award of 40,000 shares of restricted stock made on April 17, 2000, calculated based on the closing price per share of our common stock on the Nasdaq National Market on that date. Restrictions with respect to 35,000 of these shares lapsed on May 1, 2001. Restrictions with respect to 3,500 of these shares will lapse on May 1, 2002, and restrictions with respect to 1,500 of these shares will lapse on May 1, 2003.

    The following table sets forth certain information for the fiscal year ended December 31, 2000, with respect to options granted to individuals named in the Summary Compensation Table above.

                     OPTION GRANTS IN LAST FISCAL YEAR 2000

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                              OF STOCK PRICE
                              NUMBER OF                                                        APPRECIATION
                               OPTIONS      % OF TOTAL        EXERCISE                  --------------------------
                               GRANTED    OPTIONS GRANTED      PRICE       EXPIRATION       5%            10%
NAME                             (#)       TO EMPLOYEES     ($/SHARE)(1)    DATE ($)        ($)           ($)
----                          ---------   ---------------   ------------   ----------   -----------   ------------
David Margolese.............     --          --                --             --            --            --
Robert D. Briskman..........    50,000          2.5%           21.500       12/18/10       676,062      1,713,273
Joseph S. Capobianco........    50,000          2.5%           21.500       12/18/10       676,062      1,713,273
Dr. Mircho Davidov..........   250,000         14.8%           31.875       05/15/10     5,011,504     12,700,135
                                50,000                         21.500       12/18/10       676,062      1,713,273
Patrick L. Donnelly.........    25,000          3.7%           40.875       01/12/10       642,652      1,628,606
                                50,000                         21.500       12/18/10       676,062      1,713,273

---------

(1) On April 9, 2001, the Compensation Committee of our board of directors changed the exercise price for these stock options to $7.50 per share.

    The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation Table as of December 31, 2000. Also reported are the values for 'in-the-money' stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 29, 2000 ($29.9375 per share).

                                                               NUMBER OF SECURITIES
                               NO. OF                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                       OPTIONS AT FISCAL YEAR END      IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON                                (#)                   FISCAL YEAR END ($)
                              EXERCISE     VALUE REALIZED   ---------------------------   ---------------------------
NAME                             (#)            ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------------   -----------   -------------   -----------   -------------
David Margolese............     --             --            2,370,000       830,000      16,031,250         --
Robert D. Briskman.........    11,678         398,512(1)       256,322       182,000       5,754,758          793,125
Joseph S. Capobianco.......     --             --               87,000       163,000       1,232,813        1,033,438
Dr. Mircho Davidov.........     --             --               --           300,000          --              421,875
Patrick L. Donnelly........     --             --              100,000       300,000          92,813          885,938

---------

(1) Represents amount realized by Mr. Briskman in connection with his exercise of incentive stock options.

EMPLOYMENT AGREEMENTS

    We are a party to an employment agreement with each of Messrs. Margolese, Capobianco, Donnelly, Ledford and Scelfo and Dr. Davidov (the 'Employment Agreements').

MR. MARGOLESE

    Effective January 1, 1999, we entered into a agreement to employ David Margolese as our Chairman and Chief Executive Officer for a term of five years. The employment agreement provided for an annual base salary of $500,000 in 2000. We also granted to Mr. Margolese options to purchase 1,800,000 shares of common stock at $31.25 per share, all of which were fully vested and exercisable as of January 1, 2001. Under the terms of the employment agreement, Mr. Margolese may not disclose any of our proprietary information or, during his employment with us and for two years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

    Mr. Margolese resigned as our Chief Executive Officer on October 16, 2001. As a result of his resignation, he is entitled to receive a severance payment of $5,000,000.

    On October 16, 2001, Sirius entered into an agreement with Mr. Margolese in connection with his continuing responsibilities as non-executive Chairman of the board of directors. Under this agreement:

     Mr. Margolese will receive, at the discretion of the board, a fee of $200,000 per year;

     The termination date of stock options currently held by Mr. Margolese will be extended until April 16, 2007, provided that Mr. Margolese remains Chairman of the board of directors and complies with his duties and obligations under the agreement; and

     Mr. Margolese's existing employment agreement was cancelled.

    The agreement also contains non-competition and confidentiality provisions similar to those contained in Mr. Margolese's existing employment agreement.

MESSRS. CAPOBIANCO AND DONNELLY

    On March 28, 2000, we entered into employment agreements with Joseph S. Capobianco to serve as our Senior Vice President, Content, and Patrick L. Donnelly, to serve as our Senior Vice President, General Counsel and Secretary. The agreement with Mr. Capobianco replaced an employment agreement expiring on April 16, 2000, and the agreement with Mr. Donnelly replaced an employment agreement expiring on May 18, 2001. Both of these agreements expire on March 28, 2003.

    Pursuant to these agreements, in 2000 we paid Mr. Capobianco an annualized base salary of $275,000 and Mr. Donnelly an annualized base salary of $290,000. These base salaries are subject to increase from time to time by our board of directors. Pursuant to these agreements, if the executive's employment is terminated, except by us for 'Cause' (as defined in the employment agreements) or by the executive voluntarily, we are obligated to pay him an amount equal to the sum of his annual salary and the annual bonus last paid to him. Under these agreements, neither Mr. Capobianco nor Mr. Donnelly may disclose any of our proprietary information or, for two years following the termination of his employment (or, in the event he has been terminated without Cause or has resigned for 'Good Reason' (as defined in the employment agreements), for one year following such termination without Cause or resignation for Good Reason), enter into the employment of, render services to or otherwise assist certain of our competitors.

DR. DAVIDOV

    On April 17, 2000, we entered into an employment agreement with Dr. Mircho Davidov to serve as our Senior Vice President, Engineering, for three years. This agreement provides for an annual base salary of $325,000, subject to increase from time to time by our board of directors. In connection with this agreement, we granted Dr. Davidov options to purchase 250,000 shares of our common stock at $7.50 per share. Options with respect to 62,500 shares became exercisable on May 15, 2001. The remaining options become exercisable in increments of 62,500 shares on each of May 15, 2002, May 15, 2003 and May 15, 2004. We also granted Dr. Davidov 40,000 restricted shares of common stock to replace unvested stock options from his previous employer which terminated as a result of his becoming employed by us. The restrictions applicable to 35,000 shares of common stock lapsed on May 1, 2001, the restrictions applicable to 3,500 shares of common stock lapse on May 1, 2002 and the restrictions applicable to the remaining 1,500 shares of common stock lapse on May 1, 2003. Any unvested stock options will vest and become exercisable, and any restrictions applicable to the restricted stock will lapse, upon the termination of Dr. Davidov's employment for any reason other than 'Cause' (as defined in the employment agreement) or if Dr. Davidov voluntarily terminates his employment. If Dr. Davidov's employment is terminated, except by us for Cause or by Dr. Davidov voluntarily, we are obligated to pay him an amount equal to the sum of his annual salary and the annual bonus last paid to him.

    Pursuant to this agreement, we have also agreed to provide Dr. Davidov retirement payments in certain circumstances related to the value of his stock options. Under the agreement, if the gross value of Dr. Davidov's vested stock options (assuming none of these options have been exercised) does not equal or exceed $10,000,000 on at least one day during the 365 days preceding Dr. Davidov's 57th birthday (December 6, 2003), then, if Dr. Davidov is an employee of the company on his 57th birthday, we are obligated to pay him a pension equal to 70% of his base salary on his retirement. In addition, if the gross value of Dr. Davidov's vested stock options (assuming none of these options have been exercised) does not equal or exceed $15,000,000 on at least one day during the 365 days preceding

Dr. Davidov's 65th birthday (December 6, 2011), we are obligated to pay him a pension equal to 100% of his base salary on his retirement.

    Under this agreement, Dr. Davidov may not disclose any of our proprietary information during or after his employment with us or, for a period of one year following the date of termination (even if he has been terminated without Cause or has resigned for Good Reason), enter into the employment of, render services to, or otherwise assist, certain of our competitors.

MR. SCELFO

    On March 7, 2001, we entered into an employment agreement with John J. Scelfo to serve as our Senior Vice President and Chief Financial Officer for three years. This agreement provides for an annual base salary of $300,000, subject to increase from time to time by our board of directors. In connection with this agreement, we granted Mr. Scelfo options to purchase 300,000 shares of our common stock at $6.91 per share. Options with respect to 75,000 shares became exercisable on October 4, 2001. The remaining options become exercisable in increments of 75,000 on April 4, 2002, October 4, 2002 and April 4, 2003.

    Pursuant to this agreement, if Mr. Scelfo's employment is terminated, except by us for 'Cause' (as defined in the employment agreement) or by Mr. Scelfo voluntarily, we are obligated to pay him an amount equal to the sum of his annual salary and the annual bonus last paid to him. Under this agreement, Mr. Scelfo may not disclose any of our proprietary information or, for two years following the termination of his employment (or, in the event he has been terminated without Cause or has resigned for 'Good Reason' (as defined in the employment agreement), for one year following such termination), enter into the employment of, render services to or otherwise assist our competitors.

MR. LEDFORD

    On August 29, 2001, we entered into an employment agreement with Michael S. Ledford to serve as our Senior Vice President, Engineering, for three years. This agreement provides for an annual base salary of $340,000, subject to increase from time to time by our board of directors. In connection with this agreement, we granted Mr. Ledford options to purchase 300,000 shares of our common stock at $4.00 per share. These options become exercisable in increments of 100,000 shares on each of September 17, 2002, September 17, 2003 and September 17, 2004. We also granted Mr. Ledford 50,000 restricted shares of common stock. The restrictions applicable to increments of 12,500 shares of common stock lapse on September 17, 2002, September 17, 2003, September 17, 2004 and September 17, 2005.

    Pursuant to this agreement, if Mr. Ledford's employment is terminated, except by us for 'Cause' (as defined in the employment agreement) or by Mr. Ledford voluntarily, we are obligated to pay him an amount equal to the sum of his annual salary. Under this agreement, Mr. Ledford may not disclose any of our proprietary information or, for three years following the termination of his employment, enter into the employment of, render services to or otherwise assist our competitors.

                  INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

    The table below shows, as of August 31, 2001, each person we know to be a beneficial owner of more than 5% of our common stock. In general, 'beneficial ownership' includes those shares a person has the power to vote or transfer, and options to acquire our common stock that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all shares shown as beneficially owned by them.

                   NAMES AND ADDRESS OF                       NUMBER OF SHARES
                    BENEFICIAL OWNER(1)                      BENEFICIALLY OWNED   PERCENT OF CLASS(2)
                    -------------------                      ------------------   -------------------
OppenheimerFunds, Inc. (3) ................................      8,363,300               15.5
  Two World Trade Center, 34th Floor
  New York, New York 10048
Apollo Investment Fund IV, L.P. (4) .......................      8,704,700               14.1
Apollo Overseas Partners IV, L.P.
  Two Manhattanville Road
  Purchase, New York 10577
David Margolese (5) .......................................      6,451,375               11.3
  1221 Avenue of the Americas
  36th Floor
  New York, New York 10020
Blackstone Management Associates III L.L.C (6) ............      6,310,847               10.4
  345 Park Avenue
  New York, New York 10154
Janus Capital Corporation (7) .............................      4,574,640                8.5
  100 Fillmore Street
  Denver, Colorado 80206
Everest Capital Master Fund, L.P. (8)(9). .................      3,809,450                6.8
Everest Capital Limited
  The Bank of Butterfield Building
  65 Front Street
  6th Floor
  Hamilton MMJX, Bermuda
Prime 66 Partners, L.P. (10) ..............................      3,485,375                6.4
  201 Main Street, Suite 3200
  Forth Worth, Texas 76102

---------
 (1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on shares of common stock outstanding on August 31, 2001.

 (2) Determined as provided by Rule 13d-3 under the Exchange Act. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by this person within 60 days from the date of determination upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by this person (but not those held by any other person) and that are exercisable within 60 days from the date of determination have been exercised.

 (3) This information is based upon a 13F filed on August 15, 2001 by OppenheimerFunds, Inc. On March 9, 2001, a Schedule 13G filed by OppenheimerFunds, Inc. ('OFI') and Oppenheimer Global Growth & Income Fund, indicated that Oppenheimer Global Growth & Income Fund has the sole power to vote or to direct the vote with respect to 5,500,000 shares of our common stock, OFI has shared power to dispose or to direct the disposition of 8,262,000 shares of our common stock and Oppenheimer Global Growth & Income Fund has shared power to dispose or to direct the disposition of 5,500,000 shares of our common stock. OFI is an investment adviser registered under the Investment Advisers Act of 1940 and Oppenheimer Global Growth & Income Fund is an investment company registered under the Investment Company Act of 1940.

 (4) Represents 1,595,707 shares of 9.2% Series A Junior Cumulative Convertible Preferred Stock, 715,703 shares of 9.2% Series B Junior Cumulative Convertible Preferred Stock, which entitle the holder to vote as if the shares had been converted to common stock, and 1,000,000 shares of common stock. Each share of 9.2% Series A Junior Cumulative Convertible Preferred Stock and 9.2% Series B Junior Cumulative Convertible Preferred Stock is entitled to three and one-third votes per share.

 (5) Includes 1,375 shares of common stock acquired under our 401(k) Savings Plan, 2,850,000 shares of common stock issuable under stock options that are exercisable within 60 days and 1,600,000 shares owned by Mr. Margolese. Under a voting trust agreement entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and us, Mr. Margolese has the power to vote in his discretion all shares of common stock owned or acquired in the future by Darlene Friedland and some of her affiliates (2,000,000 shares as of August 31, 2001) until November 20, 2002. Does not include 1,850,000 shares issuable under stock options that are not exercisable within 60 days.

 (6) Represents 2,145,688 shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock, which entitles the holder to vote as if the shares had been converted to common stock. Each share of 9.2% Series D Junior Cumulative Convertible Preferred Stock is entitled to 2.9412 votes per share. This information is based upon the Schedule 13D dated June 6, 2001 filed by Blackstone Management Associates III L.L.C. with the SEC.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) This information is based upon a 13F filed on August 14, 2001 by Janus Capital Corporation ('Janus Capital'). Janus Capital, Janus Enterprise Fund and Thomas H. Bailey filed a Schedule 13G on March 9, 2001, indicating that Janus Capital and Thomas H. Bailey have sole voting power and sole dispositive power with respect to 5,384,190 shares of our common stock and Janus Enterprise Fund has sole voting power and sole dispositive power with respect to 2,885,530 shares of our common stock. Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients. As a result of its role as investment adviser or sub-adviser, Janus Capital may be deemed to be the beneficial owner of the shares of our common stock held by such individuals and clients. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by such individuals and clients and disclaims any ownership associated with such rights. Mr. Bailey owns approximately 6.2% of Janus Capital. In addition to being a stockholder of Janus Capital, Mr. Bailey serves as President and Chairman of the Board of Janus Capital and filed the Schedule 13G as a result of such stock ownership and positions which may be deemed to enable him to exercise control over Janus Capital. Mr. Bailey has reported that he does not own of record any shares of our common stock and he has not engaged in any transactions in our common stock. However, as a result of his position, Mr. Bailey may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Janus Capital may have with respect to our common stock held by individual and institutional clients of Janus Capital. Mr. Bailey has disclaimed beneficial ownership over any shares of our common stock that he or Janus Capital may be deemed to beneficially own. Janus Enterprise Fund is an investment company registered under the Investment Company Act of 1940 and is one of the portfolios to which Janus Capital provides investment advice.

 (8) Represents 1,941,211 shares of common stock and $3,650,000 in aggregate principal amount of our 8 3/4% Convertible Subordinated Notes due 2009. This information is based upon the Form 13G dated March 31, 2001 filed by Everest Capital Limited with the SEC.

 (9) Includes shares of common stock issuable under warrants to purchase 1,740,000 shares of common stock at a purchase price of $50.00 per share. These warrants are exercisable from June 15, 1998 through and including June 15, 2005.

(10) This information is based upon the Form 13G filed June 8, 2001 by Prime 66 Partners, L.P. with the SEC.

    The following table shows the number of shares of our common stock beneficially owned by each director, our Chief Executive Officer and the four other most highly compensated executive officers as of August 31, 2001. The table also shows common stock beneficially owned by all of our directors and executive officers as a group on August 31, 2001:

                                                                                              SHARES
                      NAME OF                            NUMBER OF SHARES      PERCENT      ACQUIRABLE
                  BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)   OF CLASS   WITHIN 60 DAYS
                  ----------------                    ----------------------   --------   --------------
David Margolese (2).................................        6,451,375           11.3%       2,850,000
Leon D. Black (3)...................................        --                   *            --
Lawrence F. Gilberti................................           55,000            *             55,000
James P. Holden.....................................           30,000            *             30,000
Peter G. Peterson (4)...............................        --                   *            --
Joseph V. Vittoria..................................           55,000            *             55,000
Joseph S. Capobianco................................          113,708            *            112,000
Dr. Mircho Davidov..................................          102,933            *             62,500
Patrick L. Donnelly.................................          345,320            *            344,000
John J. Scelfo (5)..................................           75,500            *             75,000
All Directors and Executive Officers as a Group
  (10 persons) (6)..................................        7,228,836           12.5%       3,583,500

---------

 *  Less than 1% of our outstanding shares of common stock.

(1) These amounts include shares of common stock which the individuals hold and shares of common stock they have a right to acquire within the next 60 days as shown in the last column through the exercise of stock options. Also included in the table are the number of shares of common stock acquired under our 401(k) Savings Plan as of August 31, 2001: Mr. Margolese -- 1,375 shares; Mr. Capobianco -- 1,708 shares; Dr. Davidov -- 433 shares and Mr. Donnelly -- 1,320 shares.

(2) Pursuant to the Voting Trust Agreement, until November 20, 2002, David Margolese, as trustee, has the power to vote in his discretion all shares of common stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (2,000,000 shares as of August 31, 2001).

(3) Apollo Advisors IV, L.P. ('Advisors IV'), the managing general partner of Apollo Investment Fund IV, L.P. ('AIF IV'), is also the managing general partner of Apollo Overseas Partners IV, L.P. ('Overseas IV'). Apollo Capital Management IV, Inc. ('Capital Management IV') is the general partner of Advisors IV. Leon D. Black and John J. Hannan are the directors and principal executive officers of Capital Management IV. Apollo Management IV, L.P. ('Management IV') serves as manager to AIF IV and to Overseas IV. AIF IV Management, Inc. ('AIF IV Management') is the general partner of Management IV. Each of Advisors IV, AIF IV, Overseas IV, Capital Management IV, Management IV, AIF IV Management and Messrs. Black and Hannan and their respective affiliates disclaims beneficial ownership of all shares of Sirius in excess of their respective pecuniary interest, if any.

(4) Blackstone CCC Capital Partners L.P. ('BCP CCC'), Blackstone CCC Offshore Capital Partners L.P. ('BCP CCC Offshore') and Blackstone Family Investment Partnership III L.P. ('BFIP III'), acting through their sole general partner Blackstone Management Associates III L.L.C. ('BMA III'), have the sole power to vote or to direct the vote, and to dispose or to direct the disposition of, the Junior Preferred Stock respectively owned by them. As a result, for purposes of Section 13(d) of the Exchange Act, BMA III may be deemed to beneficially own the shares of Junior Preferred Stock directly owned by the respective Blackstone partnerships of which it is the general partner. Peter
    G. Peterson and Stephen A. Schwarzman are the founding members and managing members of BMA III. Messrs. Peterson and Schwarzman have shared power to vote or to direct the vote of, and to dispose or to direct the disposition of, the shares of Junior Preferred Stock that may be deemed to be beneficially owned by BMA III. As a result, each of Messrs. Peterson and Schwarzman may be deemed to beneficially own the
                                              (footnotes continued on next page)

(footnotes continued from previous page) shares of Junior Preferred Stock that BMA III may be deemed to beneficially own. Each of BMA III and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares.

(5) Mr. Scelfo became Senior Vice President and Chief Financial Officer in April 2001.

(6) Does not include 2,606,500 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days.

VOTING TRUST AGREEMENT

    We are a party to a voting trust agreement dated August 26, 1997 by and among Darlene Friedland, as grantor, David Margolese, as the voting trustee, and us. The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement.

    The Voting Trust Agreement provides for the establishment of a trust (the 'Trust') into which (i) there has been deposited all of the shares of common stock owned by Mrs. Friedland on August 26, 1997 and (ii) there shall be deposited any shares of common stock acquired by Mrs. Friedland, her spouse Robert Friedland, any member of either of their immediate families or any entity directly or indirectly controlled by Mrs. Friedland, her spouse or any member of their immediate families (the 'Friedland Affiliates') between the date shares are initially deposited and the termination of the Trust. The Voting Trust will terminate on November 20, 2002.

    The Voting Trust Agreement does not restrict the ability of Mrs. Friedland or any of the Friedland Affiliates to sell, assign, transfer or pledge any of the shares deposited into the Trust, nor does it prohibit Mrs. Friedland or the Friedland Affiliates from purchasing additional shares of our common stock, provided those shares become subject to the Trust.

    Under the Voting Trust Agreement, the trustee has the power to vote shares held in the Trust in relation to any matter upon which the holders of such stock would have a right to vote, including without limitation the election of directors. For so long as David Margolese remains trustee of the Trust, he may exercise such voting rights in his discretion. Any successor trustee or trustees of the Trust must vote as follows:

     on the election of directors, the trustee(s) must vote the entire number of shares held by the Trust, with the number of shares voted for each director (or nominee for director) determined by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast for such person by other stockholders of Sirius and the denominator of which is the sum of the total number of votes represented by all shares casting any votes in the election of directors;

     if the matter under Delaware law or our Certificate of Incorporation or our Bylaws requires at least an absolute majority of all outstanding shares of common stock in order to be approved, the trustee(s) must vote all of the shares in the Trust in the same manner as the majority of all votes that are cast for or against the matter by all other stockholders of Sirius; and

     on all other matters, including, without limitation, any amendment of the Voting Trust Agreement for which a stockholder vote is required, the trustee(s) must vote all of the shares in the Trust for or against the matter in the same manner as all votes that are cast for or against the matter by all other stockholders of Sirius.

    The Voting Trust Agreement may not be amended without our prior written consent, acting by unanimous vote of the board of directors, and approval of our stockholders, acting by the affirmative vote of two-thirds of the total voting power of Sirius, except in certain limited circumstances where amendments to the Voting Trust Agreement are required to comply with applicable law.

               ITEM 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The board of directors has selected Arthur Andersen LLP ('Arthur Andersen') as our independent accountants for 2001. As such, Arthur Andersen will audit and report on our financial statements for the fiscal year ending December 31, 2001.

    Representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THIS ITEM.

                           REPORT OF AUDIT COMMITTEE

    The Audit Committee of the board of directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by the rules of The Nasdaq National Market. The Audit Committee has adopted a written charter which has been approved by the board of directors and is set forth in Appendix A.

    The Audit Committee has reviewed and discussed with management our audited financial statements. Arthur Andersen, our auditor for 2000, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Arthur Andersen the matters that are required to be discussed by Statement on Auditing Standards No. 61. Arthur Andersen has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee discussed with Arthur Andersen that firm's independence. The Audit Committee also considered whether Arthur Andersen's provision of non-audit services, including financial information systems design and implementation services to us, is compatible with Arthur Andersen's independence.

    On the basis of these reviews and discussions, the Audit Committee recommended to the board of directors that the board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          Audit Committee
                                          LAWRENCE F. GILBERTI
                                          JAMES P. HOLDEN
                                          JOSEPH V. VITTORIA

ARTHUR ANDERSEN FEES

    The following table sets forth the fees billed to us for the fiscal year ended December 31, 2000 by Arthur Andersen, our principal accounting firm:

Audit Fees:.................................................  $113,750
Financial Information Systems Design and Implementation
  Fees:.....................................................  $335,797
All Other Fees*:............................................  $932,084

---------
* Includes fees for tax planning and compliance, review of SEC registration statements, statutory audits, business consulting and other non-audit services.

                                 OTHER MATTERS

    The board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of the board of directors.

                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY
                                          PATRICK L. DONNELLY
                                          Senior Vice President,
                                          General Counsel and Secretary

New York, New York
October 19, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors (the 'Board') in fulfilling its responsibility to oversee management's conduct of the company's financial reporting process, including the development and maintenance of systems of internal accounting and financial controls and the outside auditor's annual audit of the Company's financial statements.

COMPOSITION

    The Committee shall consist of at least three directors, and the Committee's composition will meet the requirements for audit committees of the Nasdaq:

     No member may have a relationship to the Company that may interfere with the exercise of his or her independence from management and the Company;

     Each member shall be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee; and

     At least one member shall have accounting or related financial management expertise.

    The determination of any member's qualification to serve on the audit committee, including assessments of financial literacy and of past accounting or financial management expertise, shall be made by the Board in keeping with the applicable requirements and definitions of the Nasdaq.

RESPONSIBILITIES, INCLUDING STRUCTURE AND PROCESSES

    The Committee's job is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements and for developing and maintaining systems of internal accounting and financial controls and that outside auditors are ultimately accountable to the Committee and the Board for their review of the financial statements and internal controls of the Company. The Committee also recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditor's work.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities, and the Committee may, as it deems appropriate, act as a whole, through subcommittees or through the Committee chair. In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company and the authority to retain outside counsel, auditors or other experts.

     1. The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

     2. The Committee shall have the responsibility to evaluate the outside auditor annually and to make recommendations to the Board concerning its appointment. The Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

     3. The Committee shall review and approve the appointment or termination of the Company's Controller and any internal auditor.

     4. The Committee shall meet regularly with the Company's Controller and outside auditors independent of management.

     5. The Committee shall review and discuss with management the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and shall discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61, as amended or supplemented.

     6. In connection with the review by the outside auditors of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall, prior to the release of earnings or the filing of the Form 10-Q, discuss with the outside auditors the matters required to be discussed by SAS No. 61, as amended or supplemented.

     7. The Committee shall review any significant disagreement between management and the internal or outside auditors in connection with the preparation of the financial statements.

     8. The Committee shall:

        receive from the outside auditors, at least annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

        review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditor; and

        recommend, if necessary, that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     9. Based on the review and discussions referred to in paragraphs 5 through 8, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

    10. The Committee shall prepare its report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    11. The Committee shall discuss with management, the Company's Controller, and the outside auditor the quality and adequacy of the Company's internal controls.

    12. The Committee shall receive reports on legal compliance and litigation matters and review the significant reports as well as management's responses thereto.

    13. The Committee shall review and make recommendations to the Board concerning the Company's policies with regard to affiliate transactions and officers' expense accounts and perquisites.

    14. The Committee shall maintain minutes or other record of its meetings and make reports on its meetings to the Board.

                                                                     Appendix 1

                             SIRIUS SATELLITE RADIO

                                ADMISSION TICKET

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY,NOVEMBER 20, 2001
                                   1:30 P.M.

                                 TO BE HELD AT
                            THE McGRAW-HILL BUILDING
                           THE AUDITORIUM, 2ND FLOOR
                          1221 AVENUE OF THE AMERICAS
                               NEW YORK,NEW YORK
               THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING




                             Detach Proxy Card Here



[        ]


The Board of Directors recommends a vote "FOR" each item.

1. To elect six (6) members      FOR all nominees  [ ]     WITHHOLD AUTHORITY to vote       [ ]     *Exceptions    [ ]
   to the Board of Directors:    listed below              for all nominees listed below


Nominees: Leon D. Black, Lawrence F. Gilberti, James P. Holden, David Margolese, Peter G. Peterson and Joseph V. Vittoria

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


*Exceptions
           -------------------------------------------------------------------

2. Approval of Arthur Andersen LLP as independent auditors. FOR  [ ]    AGAINST  [ ]     ABSTAIN    [ ]


                                                                                         Attending  [ ]
                                                                                         meeting


                                                                             Change of Address and
                                                                             or Comments Mark Here  [ ]

                                                The signature on this Proxy
                                                should correspond exactly with
                                                stockholder's name as printed to
                                                the left. In the case of joint
                                                tenancies, co-executors, or
                                                co-trustees, both should sign.
                                                Persons signing as Attorney,
                                                Executor, Administrator, Trustee
                                                or Guardian should give their
                                                full title.

                                                Dated: ___________________________________, 2001

                                                ------------------------------------------------
                                                     Please print name of Stockholder here.

                                                ------------------------------------------------
                                                               Please sign here.


                                                Votes must be indicated
                                                (x) in Black or Blue ink. [X]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)


                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope



                                      3785

                          SIRIUS SATELLITE RADIO INC.

             Proxy Solicited on behalf of the Board of Directors of
                          Sirius Satellite Radio Inc.


         The undersigned hereby appoints Patrick L. Donnelly and Edward Weber, Jr., and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of Sirius Satellite Radio Common Stock (including any shares of Common Stock which you have the right to direct the proxies to vote under the Sirius Satellite Radio Inc. 401(k) Savings Plan) and Preferred Stock, at the Annual Meeting of Stockholders of SIRIUS SATELLITE RADIO INC. to be held on Tuesday, November 20, 2001, at 1:30 p.m., in the Auditorium on the second floor of The McGraw-Hill Building, 1221 Avenue of the Americas, New York, New York, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR all nominees listed and for Item 2.

                     (Continued and to be dated and signed on the reverse side.)


                                                SIRIUS SATELLITE RADIO INC.
                                                P.O. BOX 11492
                                                NEW YORK, N.Y. 10203-0492